                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 21, 1998


                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)


                                  PP&L, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-905            23-0959590
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code 610-774-5151


___________________________________________________________________________
      (Former name or former address, if changed since last report.)
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5.  Other Events

	Acquisition of Penn Fuel Gas, Inc.

	On August 21, 1998, PP&L Resources, Inc. (PP&L Resources) completed its acquisition of Penn Fuel Gas, Inc. (Penn Fuel Gas). Penn Fuel Gas, with headquarters in Oxford, Pa., distributes and stores natural gas and also sells propane. Penn Fuel Gas has approximately 100,000 customers in Pennsylvania and in a small area of Maryland. Under the agreement between PP&L Resources and Penn Fuel Gas, dated as of June 26, 1997, shareowners of Penn Fuel Gas are entitled to receive (i) 6.968 common shares of PP&L Resources for each outstanding common share of Penn Fuel Gas that they own and (ii) 0.682 common shares of PP&L Resources for each outstanding preferred share of Penn Fuel Gas that they own. PP&L Resources issued about $133 million of common stock to close the transaction. As a result of this acquisition, Penn Fuel Gas has become a wholly-owned subsidiary of PP&L Resources.

	PUC Restructuring Proceeding

	Reference is made to PP&L Resources' and PP&L's Quarterly Reports to the SEC on Form 10-Q for the quarter ended June 30, 1998, regarding the August 13, 1998 Tentative Order of the Pennsylvania Public Utility Commission (PUC) approving the "Joint Petition for Full Settlement of PP&L, Inc.'s Restructuring Plan and Related Court Proceedings" (Joint Settlement Petition). On August 27, 1998, the PUC issued its Final Order approving the Joint Settlement Petition.
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                           SIGNATURE


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           PP&L RESOURCES, INC.
                           PP&L, Inc.



                           By: ________/s/John R. Biggar_______
                                Senior Vice President-Financial


Date:  August 28, 1998